UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 15, 2010

ALTO GROUP HOLDINGS, INC.
(Exact  Name of Registrant as Specified in Charter)

Nevada	000-53592	27-0686507
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

10757 South River Front Parkway, Ste 125 South Jordan, Utah	84095
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (801) 816-2520

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02 Unregistered Sale of Equity Securities

     Effective September 27, 2010, holders of a majority of the voting shares (collectively, the “Shareholders”) of Alto Group Holdings, Inc. (the “Company”) authorized the Company’s board of directors (the “Board”) via written consent to amend and restate the Articles of Incorporation of the Company and provide for the issuance of preferred shares of the Company having such rights, preferences, and privileges as should be determined by the Board in its discretion.  A report on form 8-K was filed by the Company on October 1, 2010 describing the action taken by the Shareholders.

     On October 15, 2010, the Board approved the creation of Series “B” shares of Preferred Stock (“Series B Preferred Shares”).  The rights, preferences, privileges, restrictions and characteristics of the Series B Preferred Shares are further detailed in the Certificate of Designation to the Articles of Incorporation attached as an exhibit to this report.  The Board also approved the issuance of 100,000 shares of Series B Preferred Stock to Opiuchus Holdings, Inc., a corporation owned and controlled by Mark Klok, the Company’s Chief Executive Officer and an “accredited investor” as such term is defined by rules promulgated by the Securities and Exchange Commission (“SEC”).  No solicitation was made and no underwriting discounts were given or paid in connection with this transaction.  The Company believes that the issuance of Series B Preferred Shares was exempt from registration with the SEC pursuant to Section 4(2) of the Securities Act of 1933.

Item 3.03 Material Modification to Rights of Security Holders.

     On October 15, 2010, the Board approved the creation of Series B Preferred Shares as described in Item 3.02 above.  The Series B Preferred Shares each carry 2,000 votes per share but are not convertible into common stock, carry no dividend, distribution, or liquidation rights.  Holders of Series B Preferred Shares are entitled to vote together with common shareholders on all matters.

Item 5.01 Changes in Control of Registrant.

     Pursuant to the issuance of Series B Preferred Shares as described in Items 3.02 and 3.03 above and together with common and Series A Preferred Shares beneficially owned by Mr. Klok, Mr. Klok holds 256,000,000 voting rights.  These voting rights will enable Mr. Klok to unilaterally control the election of the Board and other substantive matters requiring the consent of holders of a majority of the voting shares of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Yearl

     The Board and the Shareholders have approved a restatement of the Company’s Articles of Incorporation as described in Item 3.02 above.  In addition to the ability of the Board to issue preferred shares of the Company having such rights, preferences, and privileges, the restatement of the Articles of Incorporation also increased the number of authorized shares of Common Stock from 100,000,000 to 200,000,000 shares.  A copy of the amended and restated Articles of Incorporation of the Company is attached as an exhibit to this report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Number	Exhibits
3.1	Amended and Restated Articles of Alto Group Holdings, Inc.
4.1	Certificate of Designation to the Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alto Group Holdings, Inc.

Date: October 19, 2010	By:	/s/ Mark Klok
Mark Klok
Chief Executive Officer